July 22, 2025

DEFSEC Technologies Inc.

155 Terence Matthews Crescent,

Unit #1, Ottawa, Ontario, K2M 2A8

Re: DEFSEC Technologies Inc.

 Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as British Columbia counsel to DEFSEC Technologies Inc., a corporation formed under the laws of British Columbia (the "Corporation"), in connection with the preparation of a Registration Statement on Form F-1, as amended from time to time (the "Registration Statement") under the United States Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to, among other securities, the issuance and sale (the "Offering"), pursuant to a securities purchase agreement by and among the Company and the purchasers identified on the signature pages thereto (the "Securities Purchase Agreement") and the prospectus which forms part of the Registration Statement and a final prospectus to be filed by the Corporation, of an aggregate value of up to USD$7,500,000 of:

  common shares of the Corporation, no par value per share (each, a "Firm Common Share"); and
  pre-funded warrants of the Corporation (each, a "Firm Pre-funded Warrant") to purchase one common share  in the capital of the Corporation (each, a "Firm Pre-funded Warrant Share") at an exercise price of CAD$0.001 per share, and common share purchase warrants of the Corporation (each, a "Warrant"), with each such Warrant entitling the holder to purchase one common share in the capital of the Corporation (each, a "Warrant Share"), which may be exercised in whole or in part during the five year period from the date of issuance.

In addition, the Corporation has agreed to issue to H.C. Wainwright & Co., LLC, as placement agent (the "Placement Agent"), as compensation for its services pursuant to an engagement letter dated April 24, 2025, as amended on July 18, 2025, by and between the Corporation and the Placement Agent, a maximum number of common share purchase warrants of the Corporation representing up to 7.5% of the aggregate number of Firm Common Shares and Firm Pre-Funded Warrants issued in connection with the Offering (each, a "Placement Agent Warrant"), each exercisable into one (1) common share of the Corporation, no par value per share (each, a "Placement Agent Warrant Share"), at an exercise price equal to 125% of the offering price of one Firm Common Share, which may be exercised in whole or in part during the five year period from the effective date of the Registration Statement.

We have examined and relied upon (a) the Registration Statement, (b) the Corporation's Certificate of Incorporation, Certificates of Change of Name, Notice of Articles and Articles, as currently in effect, (c) the form of certificates that will evidence the Firm Pre-funded Warrants (the "Pre-funded Warrant Certificates"), (d) the form of certificates that will evidence the Warrants (the "Warrant Certificates"), (e) the form of certificates that will evidence the Placement Agent Warrants (the "Placement Agent Warrant Certificates"), and (f) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering our opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures, (c) the conformity to the authentic originals of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and the authenticity of the originals thereof, (d) that all facts, information, representation and warranties set forth in the records, documents and certificates we have reviewed, including official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter, (e) the due authorization, execution and delivery of all documents by all parties, other than the Corporation, and the validity, binding effect and enforceability thereof, (f) the legal capacity for all purposes relevant hereto of all persons (other than the Corporation), (g) the Pre-funded Warrant Certificates, the Warrant Certificates and the Placement Agent Warrant Certificates will be substantially in the form of certificates examined by us; and (h) the issue price and exercise price, as applicable, for each Firm Common Share, Firm Pre-funded Warrant, Pre-funded Warrant Share, Warrant Share and Placement Agent Warrant Share will be set by the board of directors of the Corporation (the "Board") or the person, persons or committee duly authorized by the Board, prior to the issuance of any such Firm Common Share, Firm Pre-funded Warrants, Pre-funded Warrant Share, Warrant Share or Placement Agent Warrant Share in accordance with the Business Corporations Act (British Columbia), the Articles and any applicable resolution or authorization of the Board duly authorizing such person, persons or committee, as applicable (the "Pricing Resolutions").

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation and others and of public officials.  In our capacity as counsel to the Corporation in connection with the preparation and registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the securities offered under the Registration Statement. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

We are qualified to practice law in the Province of British Columbia, and our opinion herein is limited to the statutes and regulations of the Province of British Columbia and the federal laws of Canada applicable therein now in effect (the "Applicable Law"). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any applicable laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the securities or shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

Based on and subject to the foregoing assumptions and qualifications we are of the opinion that:

1. when issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the form Securities Purchase Agreement filed as Exhibit 10.29 to the Registration Statement, the Firm Common Shares will be validly issued, fully paid and non-assessable common shares of the Corporation;

2. upon exercise of the Firm Pre-Funded Warrants in accordance with the terms of the applicable Pre-funded Warrant Certificate, including payment of the exercise price thereof, the Pre-funded Warrant Shares will be validly issued, fully paid and non-assessable common shares of the Corporation;

3. upon exercise of the Warrants in accordance with the terms of the applicable Warrant Certificate, including payment of the exercise price thereof, the Warrant Shares will be validly issued, fully paid and non-assessable common shares of the Corporation; and

4. upon exercise of the Placement Agent Warrants in accordance with the terms of the applicable Placement Agent Warrant Certificate, including payment of the exercise price thereof, the Placement Agent Warrant Shares will be validly issued, fully paid and non-assessable common shares of the Corporation.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement, and to the reference to our firm under the headings "Legal Matters" and "Advisers" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP